SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) February 5, 1999
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                                 ConSyGen, Inc.
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               (Exact Name of Registrant as Specified in Charter)

        Texas                       17598                        76-0260145
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(State or Other Jurisdiction     (Commission                   (IRS Employer
     of Incorporation)           File Number)                Identification No.)


 125 South 52nd street, Tempe Arizona                              85281
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(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code (602) 394-9100
                                                          --------------

                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

On February 1, 1999, Stephen M. Hicks, general partner of Sovereign Account and two of the three holders of the Company's outstanding Convertible Debentures, Sovereign Partners Limited Partnership, a Delaware limited partnership and Dominion Capital Fund, Ltd., a Bahamian Corporation served an action which was filed in the United States District Court for the Southern District of New York against the Company and Thomas S. Dreaper, its President & CEO, to recover damages for alleged intentional and calculated defamation. Other parties, unrelated to ConSyGen, were also named as defendants in the lawsuit on similar allegations. The Plaintiffs seek compensation from ConSyGen and Dreaper each in the amount of $1,000,000 or in such sum as the Court shall determine, together with exemplary or punitive damages.

On February 4, 1999, Thomson Kernaghan & Co. Limited and Mark E. Valentine served an action which was filed in the Ontario Court (General Division) against the Company, Thomas S. Dreaper, its President & Chief Executive Officer, and Raj Kapur its Chief Financial Officer to recover damages for alleged defamation. The Plaintiffs seek compensation from ConSyGen, Dreaper and Raj Kapur jointly and severally in the amount of $2,000,000 for general damages for libel and slander, $1,000,000 and for punitive damages plus costs.

The Company believes that it will prevail in the action and has adequate defenses to these new claims. The outcome of any litigation is not predictable with any degree of certainty. The Company may incur significant legal expenses in connection with the litigation.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             ConSyGen, Inc.

Date: February 5, 1999                       By: /s/ Thomas S. Dreaper
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                                                Thomas S. Dreaper, President
                                                and Chief Executive Officer